ACQUISITION AGREEMENT
        Acquisition agreement made this 23rd day of December, 1998 among:


                          CPM Associates Holding Corp.
                              184 West Main Street
                           Tarrytown, New York, 10591

                                                                      ("Buyer")

                                       and

               Contracting, Planning, Management, Associates, Inc.
                           D/b/a CPM Associates, Inc.
                                  195 Route 125
                         Brentwood, New Hampshire 03833,
                           a New Hampshire corporation

                                                                (the "Company")


                                       and

              William J. Poleatewich, Jr. and Marta L. Poleatewich
                                  195 Route 125
                         Brentwood, New Hampshire, 03833
                               Married individuals
                                                                     ("Seller")


WHEREAS;

A. Buyer, directly and through one or more subsidiaries, intends to engage in the Furniture and Fixture business.


B. The parties hereto deem it to be in the best interest of each of them that Buyer purchase 80 percent of the issued and outstanding capital stock of the Company, an S Corporation, and generally succeed to the business of the Company, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.











Submission page 52 of 70

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

I.  CERTAIN  DEFINITIONS

As  used  in  this  agreement,  the  term:

A. "Environmental, Health and Safety Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability act, 42 USC
Section 9601 et. seq.; Emergency Planning and Community Right to Know Act, 42, USC 11001 et.seq.; the Resource Conservation and Recovery Act, 42 USC Section 691 et. seq.; the Federal Water Pollution Act, 33 USC Section 1251, et. seq.; the Safe Drinking Water Act, 42 USC Section 330(f) et. seq.; the Toxic Substance Control Act, 15 USC Section 7401 et. seq.; the Occupational Safety and Health Act, 29 USC Section 651, et. seq.; 42 U.S.C. Section 7401 et. seq. Each as amended together with the regulations promulgated in connection with the above statutes and those pertaining to asbestos including 40 CFR part 61 subpart M and 29 CFR 1910.1001 and 1926.58; N.H. RSA 125-C, 125-I, 146-A, 146-C, 147, 147-A,
147-B,  149-M,  482-A,  485, 485-A, 485-C; including all regulations thereunder.

B. "Knowledge" (including derivatives, e.g. "Know", etc.) means actual knowledge, including that knowledge which would result from a reasonable investigation following actual knowledge of any underlying facts or circumstances relating thereto, but nothing herein shall obligate a Party to undertake any special investigation in conjunction with the transaction contemplated by this
Agreement.



C. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes and including Loans.

II.  PURCHASE  AND  PAYMENT

     1.  Purchase  and  Sale  of  Stock.

A. Buyer agrees to purchase from the Seller and Seller agrees to sell, assign, transfer and deliver to Buyer 80 percent of the issued and outstanding shares of stock of the company owned by Seller as described in Schedule A annexed hereto and made a part of (collectively, the "Stock").


B. The purchase and payment for the Stock by Buyer shall take place as the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by the Seller, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject tot the fulfillment of the conditions hereinafter provided.









Submission page 53 of 70

III.  REPRESENTATION  AND  WARRANTIES  OF  BUYER.

Buyer hereby represents and warrants that (I) Buyer is a duly organized and validly existing corporation under the laws of the State of Nevada, (ii) the execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action, (iii) this Agreement is a valid and legally binding obligation of the Buyer enforceable in accordance with the terms hereof, (iv) no governmental authorization, approval, order, license, permit, franchise or consent and no registration or fling with any governmental authority is required in connection with the execution, delivery or performance of this Agreement by the Buyer, (v) the Buyer acknowledges that the Company w8ll lose its status an as S corporation as a result of the closing of the transaction contemplated by this Agreement (the "Transaction"), (vi) the business and financial condition of the company has deteriorated since the date of the internal Financial Statements, as such term is defined herein, and that,
(vii)  after  having  performed  such  due diligence through its experienced and sophisticated principals and such experts as they deemed necessary or appropriate, are buying the lettered or restricted Stock for its investment purposes and not with a view to redistribution on the terms set forth herein

IV.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY.

Seller and the Company hereby warrant and represent to Buyer that, as of the date hereof except as otherwise stated herein and to the best of their Knowledge as businesspersons, but not as accountants or attorneys, on such date, the following statements are true and correct in all material respects, except for such exemptions as are set forth in Schedule D annexed hereto and made a part hereof, or elsewhere in this Agreement, except as to statements in Sections C.2 and C.6. which are made only by Seller who owns the Stock with respect to which the statement is made.

     1.  Corporate  Status.

The Company is (a) duly organized, validly existing and in good standing under the laws of the State of New Hampshire; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and
(c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by the Company or could qualify to do business as a foreign corporation without payment of any significant penalty should qualifications prove to be necessary, or the nature of the business transacted by the company does not make qualification necessary in any other jurisdiction or jurisdictions.

     2.  Authority  to  Sell.

Except for any limitations or restrictions imposed by federal and state statutes regulating, restricting or governing the sale of unregistered securities (the "Securities Regulation Statutes"), Seller has full right, power and authority with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified herein.

     3.  Hazardous  Substances.

Except for hazardous substances and wastes, as such terms are used in the Environmental health and Safety laws generated, stored or used by the Company at its business premises in the ordinary course of business, the Company has not generated, stored or used hazardous substances or wastes on or within its business premises to the best of the Company's and the Seller's Knowledge.

Submission page 54 of 70

     4.  Financial Statements.

On or about September __, 1998, the Company delivered to Buyer internal financial statements dated as of August 31, 1998, comprising Schedule E - 1 hereto (the "Internal Financial Statements"), including the related notes and explanatory notes, present fairly the financial position of the company as of the date thereof and the results of its operations for the periods therein indicated.

     5.  Period  Since  Date  of  Internal  Financial  Statements.

From the date of the Balance Sheet constituting a part of the Internal Financial Statements included in the Company's Schedule E Financials, the Company has:

A. Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value, except for its claims, demands and causes of action against Fleet Bank-NH.

B. No issued any additional shares of stock, rights or options to purchase or convert into such stock or other securities.

C. Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise, except as disclosed on Schedule D hereto.

D. Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets, except with respect to equipment purchased by the company during such period.

E. Not sold or transferred any of its assets, tangible or intangible, except motor vehicles and except inventory and other assets sold or disposed of in the ordinary and usual course of business.

F. Not incurred any uninsured casualty losses and/or incurred or become liable for any obligations or liabilities except the new, current liabilities incurred in the ordinary and usual course of business, or made any extraordinary expenditures other than for the purchase of motor vehicles and for additions and betterments to existing plant, equipment and facilities.

G. Not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with pas practices and in the usual and ordinary course of business of the Company

H. Not experienced any material adverse effect on its business, properties and assets as the result of fire, explosion, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of sellers gross revenue, riot, activities of armed forces, or acts of God or the public enemy although the Company has missed or been forced to notify customers or re-scheduled delivery dates.









Submission page 55 of 70

     6.  Capital  Structure.

The Company (a) had authority under its charter and applicable law to issue capital stock of the type and having par values as set forth in Schedule A hereto; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated in Schedule A hereto, all of which such shares are fully paid and non-assessable; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule A hereto other than pre-emptive rights appurtenant to the shares identified in Schedule A; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of long-term indebtedness except as specifically disclosed in its balance sheet as of August 31, 1998, (and related notes thereto).

     7.  Ownership  of  Stock.

All of the issued and outstanding shares of capital stock of the company are owned by William J. Poleatewich, Jr. and Marta I. Poleatewich, individuals married to each other. Seller owns beneficially and of record the number of shares set forth in Schedule A hereto opposite Seller's name. Seller holds such stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof, except as otherwise disclosed in the Certificate for such Stock or herein. Subject to compliance with the requirements of all federal and state statutes and administrative regulations governing or restricting the issuance of securities to the extent necessary. Seller has full right, power and authority to sell, transfer and delivery all of the shares of Stock owned by said Seller and the certificates therefor, sold hereunder, to Buyer in accordance wit the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     8.  Title  to  Assets.

The company has good and marketable title to all of the assets which it owns, as set forth on Schedule B hereto, which good and marketable title is free and clear of all mortgages, pledges, liens, credit agreements, title retention agreements (other than leases), security agreements, taxes, claims, debts and other obligations and encumbrances except (a) as specifically set forth in Schedule D, including the security interests held by Fleet Bank-NH, (b) if any, of current taxes not yet due and payable and (c) such additional encumbrances or imperfections of title, if any, which are not substantial in character, amount or extent and which do not materially detract from the value, or materially interfere wit the present or future intended use, of the properties subject thereto or affected thereby, and which do not otherwise materially impair or affect the business and operations of the Company. The Company hereby acknowledges that it shall pay any and all present outstanding taxes owed to the New Hampshire State Sales Tax Division and the Internal Revenue Service.










Submission page 56 of 70

     9.  Peaceable  Possession  of  Assets.

The ownership and/or possession of all of the assets of the company have been peaceably and undisturbed and the title thereto has never been disputed or question to the knowledge of the company, nor does the Company know of any facts by reason of which the possession or title thereof by the company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the company. This section is predicated on the acceptance of a proposed chapter 11 filing by the appropriate jurisdiction of the Bankruptcy court of Hillsboro County, New Hampshire.


     10.  Regulatory  Good  Standing.

The Company has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the company's knowledge threatened, except as specifically set forth in Schedule D annexed hereto and made a part hereof. The foregoing shall not be deemed to constitute a warranty or representation that the company as not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Company's operating authority.

     11.  Insurance.

The policies of insurance described in Schedule F are presently in full force and effect.

     12.  Litigation.

Except as set forth in Schedule B or D hereof, the on-going IRS audit and the pending litigation with Fleet, the Company is not a party to any pending or to its Knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the company or any of its operations, including inquires, citations or complains by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business assets or properties of the company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.


Submission page 57 of 70

     13.  Defaults.

Except as set forth in Schedule B or D annexed hereto and made a part hereof, there are no material defaults on the part of the company under any material contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Company is a party.

     14.  Tax  Returns.

Except as set forth in Schedule B or D annexed hereto and mad a part hereof or otherwise disclosed herein, all returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

     15.  Tax  Accruals.

Except for the unpaid payroll taxes due the IRS and any sums which have been or are assess as a result of the Audit, all other taxes and other assessments and levies which the company 8s required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by the Company for such payment and all such withholding and collections and all other payments unpaid and due in connection therewith as of August 31, 1998 are duly reflected in the balance sheet of the company as of said date.

     16.  Labor  Problems.

Except as set forth in Schedule B or D annexed hereto and made a part hereof, no labor or labor union problems or difficulties, strikes, walk-outs, slow downs, job actions, boycotts, arbitrations, investigations, litigations or similar proceedings with respect thereto, are presently existing, suffered, pending, or threatened with respect to the Company, its employees, business operations, assets or properties.

     17.  Compliance  with  Law.

Except as set forth in Schedule B or D annexed hereto and made a part hereof, all of the properties, assets and business operations of the company conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     18.  Infringements.

The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operations of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.



Submission page 58 of 70

     19.  Truth  of  Representation.

No representation by the Company made in this Agreement and no statement made in any certif8icate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to the Buyer in light of the due diligence of the Buyer and its officers, employees and agents have performed and will perform prior to the Closing.

V.  COVENANTS  OF  THE  SELLER  AND  THE  COMPANY.

Seller  hereby  covenants  and  agrees  as  follows:

     1.  Inspection  of  Records.

Through the date of this Agreement (the "Due Diligence Period"), the Buyer has had the right and opportunity at its own expense to make such examination and investigations of the Company's business, properties and affairs as the Buyer deemed necessary or desirable for all purposes relating to this Agreement (the "Due Diligence") and to that end, throughout the Due Diligence Period, the Company has allowed and granted the Buyer, its officers, counsel, accountants, auditors and executive employees (collectively, the "Buyer") full, free and continuos access, during normal business hours and without interference with the conduct of the Company's business, to all of the premises, properties, contracts, commitments, leases, books, papers, documents, instruments, books of account, minutes and other records of the company and furnished and provided the Buyer with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of the Company as the Buyer requested from time to time during the Due Diligence Period.

     2.  Conduct  of  Business.

During the period from the date hereof to the Closing Date as that term is hereinafter defined, the Company shall:

A. Conduct its business and operations solely in its normal and ordinary course;

B. Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever;

C. Make no distributions to its shareholders, as shareholders of any of its assets or properties by way of dividends, purchase of shares, redemptions or otherwise;

D. Not transfer to any person, firm or corporation any customers, customer lists or customer accounts of the Company;

E. Make no increase of any kind in salary, wages, bonus or compensation of any officer, employee, representative or agent of the Company or pay any extra compensation of any kind whatever to any of such persons, except with respect to such increases in or additions to compensation as may be required to be paid in accordance with existing firm and binding contracts and commitments of the company and except as may be in accordance with past procedures and in the usual and ordinary course of business of the Company;


Submission page 59 of 70

F.  Not  sell,  transfer  or  dispose  of  any  of  the  Stock;

G. Not sell, transfer or dispose of any of its business, properties or assets, tangible or intangible, except for a full and fair consideration in the usual and ordinary course of business;

H. Make no purchases or acquisitions of any real or personal property nor increase or decrease inventory, except in the usual and ordinary course of business;

I. Not subject any of its business, property or assets whatever, tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual and ordinary course of business;

J. Not borrow any money, make any unusual or extraordinary expenditures or incur or become liable for any obligations or liabilities except current liabilities in the usual and ordinary course of its business

K. Not make any loans or advances or extend any credit except in the usual and ordinary course of its business.

     3.  Publicity.

All notices to third parties other than Seller and all other publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated jointly by Buyer and by the Company

VI.  CONDITIONS  PRECEDENT  TO  CLOSING.

     1.  Seller's  Conditions  Precedent:

All obligations of the Seller under this Agreement are subject to the fulfillment of each of the following conditions, in additions to the fulfillment of any and all other conditions set forth in this Agreement:

A.  Bridge  Loan.

Buyer shall make available to the Company a Bridge Loan in the amount of $350,000 to provide working capital to the Company. This Loan shall be made at the prime rate of interest as published in the "Wall Street Journal". This Loan shall be made available pursuant to the acceptance and approval of the appropriate jurisdiction of the Bankruptcy Court of Hillsboro County, New Hampshire.

B.  Performance  of  Covenants.

Each and every covenant herein made by Buyer and the Parent, which are to be performed at or prior to the Closing Date, shall have been duly performed by such times including, without limitation, the payment of the Purchase Price and the execution and delivery of the related documents.

     2.  Buyer's  Conditions  of  Precedent.

All of the obligations of the buyer under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:



Submission page 60 of 70

A.  Effectiveness  of  Warranties.

Except for any representation or warranty which by its terms relates to a date earlier than the closing or has been waived by the expiration of the Due Diligence Period without objection insofar as any circumstance, event or fact which existed on or before such expiration date, each and every on of the warranties and representations of Seller and the Company as hereinbefore set forth in Paragraph C hereof, shall be true at and as of the Closing Date as though such representations were made at and as of such time.

B.  Performance  of  Covenants.

Each and every covenant herein made by Seller and the company, as set forth in paragraph D, which are to be performed at or prior to the Closing Date, shall have been duly performed by such time.

VII.  INDEMNIFICATION

     1.  Buyer  shall  be  indemnified  by  Seller  and  the Company as follows:

Seller and the Company shall indemnify and hold harmless the buyer from and against any losses, damages or expenses which may be suffered or incurred by
Buyer arising from or by reason of the inaccuracy of any Surviving Representation. Without expanding Seller's liability under the terms of this Agreement, Seller shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer or the Company (a) as a result of any election made by the Buyer or the Company subsequent to the Closing under Section 338 of the Internal Revenue Code of 1954, as amended or
(b) which is covered by Insurance maintained by the Company on the Closing Date.

     2. The Buyer shall indemnify the Company and Seller and shall hold the Company and Seller harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Seller arising from or by reason of the inaccuracy of any statements, representation or warranty of the Buyer made herein or in any statement, representation or warranty of the Buyer made herein or in any document or instrument delivered by the Buyer to Seller or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated.

VII.  CLOSING

     1.  Time  and  Place.

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place on a date and place acceptable to both parties (the "Closing Date").

     2.  Delivery  of  Documents.

At  the  Closing, the Company will deliver to the Buyer the following documents:








Submission page 61 of 70

A. A written opinion, dated on the Closing Date, of counsel representing the Company, in the form of Schedule G hereto, to the effect that the Company has been duly incorporated and is on the closing date validly existing as a corporation in good standing under the laws of the state of its incorporation; that the Company is duly qualified or licenses as a foreign corporation in all other states in which it does business; that the shares of capital stock delivered by Seller to Buyer at the closing have been validly issued and are outstanding, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Company; that such counsel knows of no litigation, proceeding or investigations pending or threatened against the Company or Seller which might result in any material adverse change in the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, other than as represented elsewhere in this Agreement; and that to thee knowledge of such counsel the sale, transfer, assignment and delivery by Seller to Buyer of the Stock pursuant to this Agreement will vest in buyer all rights, title and interest in and to such Stock free and clear of all liens, encumbrances, and equities.

B. A written confirmation dated the Closing Date, by the Accountant who reviewed any and all of the financial statements of the Company and who most recently examined the books and records of the Company in the form of Schedule H hereto.

C. A certificate of the Chief Operating Officer and the Chief Financial Officer of the Company, dated the Closing Date certifying to the best of his knowledge, in reasonable detail as buyer may request on and as of said date, to the fulfillment, as of the Closing Date, of each and every one of the conditions precedent to the closing set forth in paragraph E hereof to the extent required thereby.

D. Such additional copies or duplicate originals of the above described documents and such other documents, undertakings and assurances as Buyer shall reasonably require, all of which documents, undertakings and assurances shall be delivered to Buyer sufficiently in advance of the Closing Date, as Buyer shall reasonably require, so as to permit adequate inspect8ion and examination thereof, all of which documents undertakings and assurances shall be in form reasonably satisfactory to counsel to Buyer.

At  the  Closing,  Buyer  will  deliver  to  each  Seller  the  following:

E. A written opinion of counsel to Buyer, dated as of the Closing, to the effect of the representations of Buyer and the Majority Stockholders in Section B hereof.

IX.  CONFIDENTIALITY.

All information and documentation provided or to be provided by the Company or Seller to Buyer in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, Buyer covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by buyer and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, Buyer covenants and agrees to return all such information and documentation to the Company and not retain any copies thereof, and buyer further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by the Buyer nor furnish or disclose any of it to any person or company. Submission page 62 of 70

X.  GENERAL  PROVISIONS.

     1.  Brokerage  Fees.

Buyer will pay brokerage fees to BKR International Mergers & Acquisitions group, LLC and Leveson Associates, Inc. by separate agreements and the Buyer shall hold the Seller harmless from any claim for the payment of such fees.

     2.  Conversion  Rights.

William J. Poleatewich, Jr. and Marta L. Poleatewich will have the right to convert their stock into the shares of any public company that may in the future acquire or merge with the Buyer.

3.  Due  Diligence.

The Buyer has conducted its own Due Diligence and has a right granted to it by this Agreement the authority to have its own auditors conduct a full and expansive audit of the books and records of CPM, in the normal course of auditing for year end purposes on or before August 1, 1999 (the "Unwind Date"). Should it be finally determined that Seller or the Company has breached any Surviving Representation, then the Buyer shall have the right to call upon the un-wind provisions as delineated herein.

     4.  Restructure  of  Debt.

The Seller and the Company agree to make a good faith effort to restructure the debt with Fleet Bank and various other vendors. The parameters of the restructure is to include:

A. Fleet Bank accepting $360,.000 in full payment of debt owed to it from the Company at closing.

B. Mutual releases covering Fleet Bank, the Company and the guarantors of the debt.

C. The Company will make a good faith effort to restructure outstanding accounts payable.

     5.  Employment  Contracts.

William  J.  Poleatewich,  Jr.  will  continue  as president and Chief Operating
Officer of the Company pursuant to an employment agreement terms of which to include a salary of $100,000 per year for a 5 year period. This Agreement is subject to the execution of Employment contracts satisfactory to both parties.

Marta L. Poleatewich will continue as Vice President and Chief Financial Officer of the Company pursuant to an employment agreement terms of which to include a salary of $40,000 per year for a 5 year period. This Agreement is subject to the execution of Employment Contracts satisfactory to both parties.

     6.  Non-Compete  Agreements.

William J. Poleatewich and Marta L. Poleatewich will sign non-compete agreements satisfactory to the Buyer and to the Seller.





Submission page 63 of 70

     7.  Corporate  Action.

Prior to the Closing Date, the Board of Directors of the Company and the Buyer shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

     8.  Termination.

In the event any of the foregoing conditions shall not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of Buyer, Buyer shall have the right to terminate the Agreement by notice thereof in writing to the Company, and the parties thereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of Buyer under Section H hereof which shall survive a termination of this Agreement.

     9.  Refinancing  of  Certain  Debt.

The Seller and the Company will make a good faith effort to pursue the refinancing of certain corporate debt through key bank and will notify the Buyer promptly of any change in the status of these negotiations.

     10.  Survival  of  Representations,  Warranties  and  Covenants.

The affirmations, representations and warranties by Seller and/or the Company in Paragraph IV, 3. and 4. of this Agreement (the "Surviving Representations") shall survive the Closing until August 1, 1999 when they shall expire and become non-actionable. Except for the Surviving Representations, the representations, warranties, covenants indemnities and other agreements herein contained shall not survive the closing and shall expire and become non-actionable automatically at the conclusion of the Closing for a period not to exceed nine months from the date of Closing.

     11.  Diligence.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     12.  Waivers.

Each  party  hereto  may:

A. Extend the time for performance of any of the obligations of the other party;

B. Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

C. Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth or alternatively terminate this Agreement for such failure.





Submission page 64 of 70

     13.  Non-Waiver.

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision of this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

14.  Further  Assurances.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, s may be reasonably necessary or desirable to the effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

     15.  Entire  Agreement.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

     16  Governing  Law.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of new Hampshire applicable to contracts made and to be performed in the State of New Hampshire, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

     17.  Benefit  and  Assignablity.

This agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors, and assigns any rights or benefits under or by reason of this Agreement.

     18.  Approval  of  Counsel.

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject tot the approval of counsels to Buyer and Seller.

    19.  Costs.

The Buyer shall not be entitled to reimbursement of the Buyer's costs and expenses of the transaction. The costs and expenses of the Seller in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by CPM Associates.





Submission page 65 of 70

     20.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     21.  Notices.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

     22.  Headings.

The headings in this Agreement are intended solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     23.  Further  Action.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.


BUYER                                     SELLER

CPM ASSOCIATES HOLDING CORP.             By:  /s/ William J. Poleatewich, Jr.
                                         Witness: /s/ signed
By:  /s/ Richard J. Verdiramo            By: /s/ Marta L. Poleatewich
Richard J. Verdiramo, Vice President     Witness: /s/ signed
Witness: /s/ signed                      THE COMPANY
                                         CONTRACTING, PLANNING, MANAGEMENT,
                                         ASSOCIATES, INC.
                                         By:  /s/ William J. Poleatewich, Jr.
                                         William J. Poleatewich, Jr. President
                                         Witness: /s/ signed